As filed with the Securities and Exchange Commission on July 7, 1999


                                          Registration No. 333-__________
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                -----------------
                         FORM S-8 REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                                -----------------
                            MECHANICAL DYNAMICS, INC.
             (Exact name of registrant as specified in its charter)


         MICHIGAN                                         38-2163045
(State or other jurisdiction of                        (I.R.S. Employer
 incorporation or organization)                        Identification No.)


2301 COMMONWEALTH BLVD., ANN ARBOR, MICHIGAN                48105
  (Address of Principal Executive Offices)                (Zip Code)


         MECHANICAL DYNAMICS 1996 STOCK INCENTIVE PLAN FOR KEY EMPLOYEES
                            (Full title of the plan)

                              MICHAEL E. KORYBALSKI
                             CHIEF EXECUTIVE OFFICER
                MECHANICAL DYNAMICS, INC. 2301 COMMONWEALTH BLVD.
                            ANN ARBOR, MICHIGAN 48105
                     (Name and address of agent for service)

                                 (734) 994-3800
          (Telephone number, including area code, of agent for service)

                                                 CALCULATION OF REGISTRATION FEE
====================================================================================================================================


------------------------------------------------------------------------------------------------------------------------------------
                      TITLE OF                                                  PROPOSED            PROPOSED
                     SECURITIES                              AMOUNT             MAXIMUM             MAXIMUM            AMOUNT OF
                        TO BE                                TO BE           OFFERING PRICE        AGGREGATE          REGISTRATION
                     REGISTERED                            REGISTERED          PER SHARE         OFFERING PRICE           FEE
------------------------------------------------------------------------------------------------------------------------------------
Common Shares (1)                                        400,000 shares        $5.50 (2)         $2,200,000          $611.60
                                                                                                      (2)
------------------------------------------------------------------------------------------------------------------------------------

(1) No par value per share (the "Common Stock").
(2) Calculated pursuant to Rule 457(h) under the Securities Act of 1933, as amended, solely for the purpose of computing the registration fee and based on the average of the high and low prices of the Common Stock as quoted on The Nasdaq National Market on July 6, 1999.





                                   Page 1 of 7
                           Exhibit Index is on Page 5

    The contents of the Form S-8 Registration Statements, File No. 333-17957 and File No. 333-42909 (the "Prior Registration Statements"), of Mechanical Dynamics, Inc. (the "Registrant") are incorporated in this Form S-8 Registration Statement by reference.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

    The documents listed below are incorporated by reference in this registration statement:

    1. The Annual Report of Mechanical Dynamics, Inc. (the "Registrant") on Form 10-K for the fiscal year ended December 31, 1998 as filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act").

    2. The Quarterly Report of the Registrant on Form 10-Q for the quarter ended March 31, 1999 and any other reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Exchange Act, since the end of the fiscal year ended December 31, 1998.

    3. The description of the Registrant's Common Stock included in the Registrant's Prospectus under the caption "Description of Capital Stock" on pages 48 through 49 of the Registrant's Prospectus, dated May 14, 1996, filed with the Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), as part of its Registration Statement on Form S-1 (File No. 333-2900), effective May 14, 1996 (the "Registration Statement"), and incorporated by reference into the Registrant's Registration Statement on Form 8-A, effective May 14, 1996 and filed with the Commission pursuant to the Exchange Act, including any amendment or report filed for the purpose of updating such description.

    All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 8.  EXHIBITS.

    4.1  Restated Articles of Incorporation, incorporated by reference to
         Exhibit 3.2 to the Registrant's Registration Statement on Form S-1, File No. 333-2900

    4.2 Restated Bylaws, incorporated by reference to Exhibit 3.4 to the Registrant'S Registration Statement on Form S-1, File No. 333-2900

    5.1  Opinion of Honigman Miller Schwartz and Cohn

    23.1 Consent of Arthur Andersen LLP

    23.2 Consent of Honigman Miller Schwartz and Cohn (included in the opinion filed as Exhibit 5.1 to this Registration Statement)

    24.1 Powers of Attorney (included after the signature of the Registrant contained on page 3 of this Registration Statement)

    99.3 Mechanical Dynamics, Inc. 1996 Stock Incentive Plan for Key Employees, incorporated by reference as Exhibit 10.9 to the Registrant's Registration Statement on Form S-1, File No. 333-2900

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ann Arbor, State of Michigan, on July 7, 1999.



                                             MECHANICAL DYNAMICS, INC.



                                             By:   /s/ Michael E. Korybalski
                                                  ------------------------------
                                                   Michael E. Korybalski
                                                  Its: Chief Executive Officer


                                POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of MECHANICAL DYNAMICS, INC., a Michigan corporation (the "Company"), hereby constitutes and appoints Michael E. Korybalski and David Peralta, and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, each with the power of substitution for him in any and all capacities, with full power and authority in said attorneys-in-fact and agents and in any one or more of them, to sign, execute and affix his seal thereto and file the proposed registration statement on Form S-8 to be filed by the Company under the Securities Act of 1933, as amended, which registration statement relates to the registration and issuance of the Company's Common Stock, pursuant to the Mechanical Dynamics, Inc. 1996 Stock Incentive Plan For Key Employees, and any of the documents relating to such registration statement, any and all amendments to such registration statement, including any amendment thereto changing the amount of securities for which registration is being sought, and any post-effective amendment, with all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority; granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.



                       SIGNATURE                                        TITLE                                            DATE
                       ---------                                        -----                                            ----

/s/ Michael E. Korybalski                                Chief Executive Officer and                                 July 7, 1999
-------------------------                                Director (Principal Executive Officer)
    Michael E. Korybalski




/s/ Robert R. Ryan                                       President, Chief Operating                                  July 7, 1999
------------------                                       Officer and Director
    Robert R. Ryan




/s/ David Peralta                                        Vice President and Chief Financial                          July 7, 1999
-----------------                                        Officer (Principal Financial Officer
    David Peralta                                        and Principal Accounting Officer)




/s/ Herbert S. Amster                                    Director                                                    July 7, 1999
---------------------
    Herbert S. Amster



/s/ Joseph F. Gloudeman                                  Director                                                    July 7, 1999
-----------------------
    Joseph F. Gloudeman



/s/ David E. Cole                                        Director                                                    July 7, 1999
-----------------
    David E. Cole



/s/ Mitchell I. Quain                                    Director                                                    July 7, 1999
---------------------
    Mitchell I. Quain

                                INDEX TO EXHIBITS


     EXHIBIT
     NUMBER                                        EXHIBIT                                                           PAGE NO.
     -------                                       -------                                                           --------

       4.1          Restated Articles of Incorporation, incorporated by reference to Exhibit 3.2                      --

                    to the Registrant's Registration Statement on Form S-1, File No. 333-2900

       4.2          Restated Bylaws, incorporated by reference to Exhibit 3.4 to the Registrant's                     --

                    Registration Statement on Form S-1, File No. 333-2900

       5.1          Opinion of Honigman Miller Schwartz and Cohn                                                      6


      23.1          Consent of Arthur Andersen LLP                                                                    7


      23.2          Consent of Honigman  Miller  Schwartz and Cohn  (included in the opinion filed as Exhibit 5.1     6
                    to this Registration Statement)


      24.1          Powers of Attorney  (included  after the signature of the  Registrant  contained on page 3 of     3
                    this Registration Statement)


      99.3          Mechanical  Dynamics,  Inc. 1996 Stock  Incentive  Plan for Key  Employees,  incorporated  by     --
                    reference as Exhibit 10.9 to the  Registrant's  Registration  Statement on Form S-1, File No.
                    333-2900